EXECUTION COPY

                                                                    Exhibit 10.3

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                        TECHNOLOGY DEVELOPMENT AGREEMENT

     THIS TECHNOLOGY DEVELOPMENT AGREEMENT ("Agreement") is made and entered into as of the 25th day of September, 2002 (the "Effective Date") by and between EarthLink, Inc., a Delaware corporation ("EarthLink"), GoAmerica, Inc., a Delaware corporation ("Parent"), and GoAmerica Communications Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Sub" and together with Parent, "GoAmerica"). EarthLink and GoAmerica may be referred to herein as "Party" and together, the "Parties").

                                    RECITALS

     In connection with this Agreement and as elements of an overall strategic relationship, the parties and GoAmerica's wholly-owned subsidiary GoAmerica Communications Corp. will simultaneously enter into (i) a bilateral Sales Agent Agreement, pursuant to which each party will serve as a sales agent for certain of the products and services of the other party, (ii) an Acquisition Agreement, pursuant to which EarthLink will purchase certain of GoAmerica's assets, (iii) a License Agreement, pursuant to which GoAmerica will license to EarthLink certain software and other technologies, and (iv) an Escrow Agreement, which defines EarthLink's rights to access the source code for certain of the licensed software. This Agreement, together with the Sales Agent Agreement, the Acquisition Agreement, the License Agreement and the Escrow Agreement are referred to collectively as the "Related Agreements." The Parties agree that the Related Agreements collectively represent an integrated transaction and that none of the Related Agreements would have been executed but for the execution of the others. Thus, the Parties agree that the consideration provided for each of the Related Agreements is consideration provided in exchange for the Parties' duties and obligations under all of the Related Agreements and that such consideration is full and fair consideration for each of the Parties' duties and obligations under all of the Related Agreements.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Related Agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SERVICES AND ACCEPTANCE

     1.1 Services. GoAmerica shall perform various types of technical and professional services ("Services") in accordance with the relevant Statement of Work attached hereto, which is incorporated by reference. Each subsequent Statement of Work will be sequentially numbered for ease of reference and is hereby incorporated by reference. The Statements of Works will describe the Services to be performed by GoAmerica, the dates for the performance of the Services (as defined in the applicable Statement of Work), GoAmerica's obligations and other mutually agreed upon requirements necessary for completion of the Services, the work product to be delivered by GoAmerica, including but not limited to, all software (including the Source

Code, object code and reasonable Documentation relating thereto), content, designs, design documents and all other material and information, whether or not copyrightable ("Deliverables"), and any other terms that apply to that specific Statement of Work. In the event of a conflict between any Statement of Work and this Agreement, the terms and conditions of this Agreement shall supersede the terms and conditions of the Statement of Work.

     1.2 Acceptance. Each Deliverable provided to EarthLink under this Agreement shall be subject to Acceptance (as defined in the applicable Statement of Work) by EarthLink. The parties shall label any Deliverables that EarthLink deems material as a Critical Deliverable ("Critical Deliverable") in the applicable Statement of Work. If EarthLink determines in its reasonable judgment that any Deliverable is not Acceptable, then EarthLink shall issue a written report to GoAmerica specifying the failure to perform or comply with the specifications or requirements for the Deliverable set forth in the applicable Statement of Work. If EarthLink chooses not to accept a Critical Deliverable, GoAmerica will supply a corrected version of the Critical Deliverable to EarthLink within [**] business days, or such other time as agreed by the Parties in writing if the parties reasonably determine that the Critical Deliverable cannot be corrected within such [**] business day period, after receipt from EarthLink of its report of problems, non-compliance or deficiencies. If a Critical Deliverable shall fail to achieve Acceptance within [**] business days, or such other period agreed to by the parties in writing, after the date set for the initial delivery thereof to EarthLink for Acceptance ("Acceptance Period") through no fault of EarthLink, and EarthLink in the exercise of its reasonable judgment determines that (a) such failure will have a material adverse impact on the performance of the Critical Deliverable and performance of the Services, or (b) such failure will have a material adverse impact on the value of the Critical Deliverable or Services to EarthLink, EarthLink may declare any such failure to be a sufficient basis for termination of this Agreement or the specific Statement of Work based on performance pursuant to Section 11.2. Such termination shall be effective immediately upon notice to GoAmerica, without the notices and cure periods described in Section 11.2. The parties shall agree upon appropriate Acceptance procedures for non-Critical Deliverable, in the applicable Statements of Work.

2. DEVELOPMENTS

     2.1 Existing Materials.

          The Parties shall retain ownership of their respective inventions, patents, copyrights, trade secrets and other intellectual property rights that were in existence prior to the Effective Date.

     2.2 Deliverables.

          a. Subject to any third party's rights and upon full payment for the Services, Deliverables that are conceived, invented, developed, created or reduced to practice as a part of the performance and delivery of the Services pursuant to this Agreement by (a) GoAmerica, its consultants or the subcontractors engaged by GoAmerica to provide the Services; or (b) by EarthLink or its affiliates and contractors (whether conceived, invented, developed, created or reduced to practice jointly or separately by the persons and entities described in subsections (a) and (b) above), are and will be the sole and exclusive property of EarthLink, unless otherwise


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expressly specified in an applicable Statement of Work. Any Deliverables created by GoAmerica, its consultants or the subcontractors engaged by GoAmerica to provide Services are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code.

          b. In consideration of EarthLink's payment to GoAmerica of amounts specified in Statements of Work under this Agreement, and to the extent that title to any such Deliverable may not, by operation of law, vest in EarthLink, or such Deliverable may not be considered to be work made for hire, GoAmerica hereby (i) irrevocably transfers and assigns to EarthLink in perpetuity all worldwide right, title and interest in and to the patent rights, copyrights, trade secrets and other proprietary rights (including, without limitation, applications for registration thereof, and all priority rights therein under applicable international conventions for the protection of such rights) in, and ownership of, the Deliverables that GoAmerica may have, as and when such rights arise. GoAmerica shall cooperate fully in (i) vesting in EarthLink the ownership of the proprietary rights to the Deliverables, and (ii) assisting EarthLink in obtaining patent, copyright or any other intellectual property rights in the Deliverables and in maintaining and protecting EarthLink's proprietary rights, including, without limitation, executing any documents which EarthLink reasonably deems necessary for such purpose.

          c. Notwithstanding the foregoing, the Deliverables may include data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, extensions, systems, analysis frameworks, leading or best practices and specifications owned or developed by or licensed to GoAmerica prior to, or independently from, its engagement hereunder ("GoAmerica Technical Elements") and GoAmerica retains all rights thereto. Accordingly, to the extent that any GoAmerica Technical Elements are integrated into any Deliverable, GoAmerica grants to EarthLink, an irrevocable, perpetual, nonexclusive, worldwide, fully paid-up license for the business and operations of EarthLink and its affiliates (i) to use, practice, execute, reproduce, display, perform, operate and distribute the works, inventions, Confidential Information, and other intellectual property owned by and licensed to GoAmerica included as a part of the Deliverables and Services, and (ii) to sublicense third parties to do any of the foregoing for EarthLink and its affiliates. Additionally, GoAmerica shall grant to EarthLink a nonexclusive, worldwide, royalty free, irrevocable, perpetual license to use, execute, reproduce, display, perform, operate and distribute any invention, work, process, method or work product that is not a Deliverable, or a portion thereof, but that was either used by GoAmerica in the performance of the Services or in the preparation of the Deliverables and that is necessary for EarthLink and its affiliates to fully receive, use and derive the full benefit of the Services and the Deliverables provided by GoAmerica hereunder.

          d. Subject at all times to the restrictions contained herein and excluding any EarthLink Technical Elements (as defined in Section 3.1 below), EarthLink hereby grants to GoAmerica a perpetual, worldwide, nonexclusive, fully paid-up, royalty free license to use, practice, execute, reproduce, display, perform, operate, distribute, modify, develop, personalize and create Derivative Works from the Deliverables for the business and operations of GoAmerica and its affiliates. Except as expressly set forth in Section 3.1 of this Agreement or an applicable Statement of Work, GoAmerica shall not receive any rights, title or interest of any kind in and to any EarthLink Technical Elements. In the event that GoAmerica fails to pay agreed upon license fees or breaches any license rights to the EarthLink Technical Elements


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

granted in any Statement of Work, EarthLink may immediately terminate the license to the EarthLink Technical Elements granted to GoAmerica in such Statement of Work and GoAmerica shall immediately cease using, in any manner, the applicable EarthLink Technical Elements.

          e. Notwithstanding the foregoing, GoAmerica shall retain all intellectual property rights in all ideas, concepts, know-how, and techniques that are inherent in the Deliverables, are not fixed in any tangible medium of expression, and remain as the residuum of experience in the minds of the GoAmerica employees to whom they are exposed.

     2.3 Joint Developments.

          a. Notwithstanding the foregoing, EarthLink and GoAmerica may agree in an applicable Statement of Work to create jointly owned developments. Deliverables shall not be considered joint developments unless the parties expressly agree in writing in an applicable Statement of Work. Deliverables arising out of such joint efforts shall be referred to as "Joint Developments", provided, however, that any EarthLink Technical Elements or GoAmerica Technical Elements incorporated into any Joint Developments shall remain the property of the respective original owner and shall not be subsumed into the Joint Developments without express Documentation to that effect signed by the Party of original ownership. Subject to the immediately preceding sentence, EarthLink and GoAmerica will jointly own an undivided one-half interest in the whole of all intellectual property in the Joint Developments; as to all Joint Developments, the Parties shall meet and discuss matters relating to obtaining legal protection for such Joint Developments.

          b. If the Parties determine to file for patent protection in any country, such application shall be made on behalf of both Parties and name each Party as joint and equal owner of the Joint Developments and any patent issuing therefrom. All expenses incurred pursuant to the filing, prosecution, issuance and maintenance of such applications shall be borne by the Parties equally.

          c. With respect to patent applications on the Joint Developments, neither Party shall permit any such application to become abandoned without giving the other Party the opportunity to assume the prosecution of such patent application as soon as possible, which shall not be less than sixty (60) days prior to the date on which it will become abandoned. Each Party agrees to provide the other with timely copies of all official papers and correspondence related to the prosecution of any such jointly owned patent application.

          d. If, after the Parties meet and discuss matters relating to obtaining legal protection for Joint Developments, either Party does not want to pursue filing a patent application on the Joint Developments in any country, the Party desiring to pursue patent filing (the "Filing Party") may independently pursue patent protection of the Joint Developments in such country on behalf of the Filing Party only, at such Filing Party's sole expense. In any such case, the Party not pursuing the patent filing agrees to execute all such documents as may be necessary or reasonably requested to enable the Filing Party to take such action. The Filing Party shall be the sole owner of any and all resulting patents with respect to such country(ies) and shall be entitled to all revenues derived by the Filing Party relating to the issued patent; provided however, the Filing Party shall in each instance grant, subject to the terms of this


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Agreement, an irrevocable, perpetual, nonexclusive, worldwide, fully paid-up license to use, practice, execute, reproduce, display, perform, operate, distribute, modify, adapt and create Derivative Works from, such patent.

3. LICENSES DURING THE TERM

     3.1 Licenses.

          Notwithstanding the foregoing, the Deliverables may include data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, extensions, systems, analysis frameworks, leading or best practices and specifications owned or developed by or licensed to EarthLink prior to, or independently from, GoAmerica's engagement hereunder ("EarthLink Technical Elements") and EarthLink retains all rights thereto. During the term hereof, EarthLink grants to GoAmerica a personal, nonexclusive worldwide nontransferable right and license to use the EarthLink Technical Elements for the sole purpose of performing its Services under this Agreement.

     3.2 Restrictions.

          a. Except in the event of termination of this Agreement due to an uncured material breach by EarthLink, for a period of [**] years after the effective date of termination of this Agreement, GoAmerica shall not directly or indirectly use, distribute, sell, license or otherwise transfer the Deliverables to [**], which are not in substantially the same or a similar business as [**], shall not be considered affiliates or subsidiaries of [**] for purposes of this
Section 3.2).

          b. Except in the event (i) of any termination of this Agreement by EarthLink (provided such termination may not be caused by the termination of any of the Related Agreements by EarthLink for convenience), (ii) termination of any of the Related Agreements by EarthLink due to an uncured material breach of GoAmerica, or (iii) in the event GoAmerica terminates the Sales Agent Agreement for convenience, for a period of [**] years after the effective date of termination of this Agreement, EarthLink shall not directly or indirectly use, distribute, sell, license or otherwise transfer the Deliverables to [**] Neither Party shall, and each Party shall not permit or cause any third party to, alter, modify, reverse engineer, disassemble, decompile or otherwise decode by any method any of the other Party's Technical Elements, if any, in whole or in part for any purpose whatsoever.

4. TRAINING AND SUPPORT

     4.1 GoAmerica will be responsible for providing maintenance and will endeavor to correct Errors reported in writing by EarthLink to GoAmerica within a timely fashion relative to the severity of the impact of the Errors reported upon the functionality of the Deliverables as provided in Section 4.2 below. For purposes of this Agreement, "Error" means a programming error, logic error, or "bug" within a Deliverable, or other defect in a Deliverable that causes it to operate incorrectly or otherwise not in conformity with the associated Documentation and the Statement of Work respectively. GoAmerica will be responsible for correcting such Errors by


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issuing either: (a) correction information, such as a correction or corrected
Documentation, if the Error is reasonably classified as an Error in the Documentation; (b) Maintenance Modifications, if the Error resides in the operation of the code of the Deliverable itself; or (c) if Maintenance Modifications are to be provided but are not readily available or will not be issued within a timely fashion after receipt of the Error report, a temporary fix or work around, until appropriate Maintenance Modifications can be provided. For purposes of this Agreement, "Maintenance Modification" means a revision or modification to a Deliverable which provides Error correction or which otherwise remedies nonconformity of the Deliverable from its associated Documentation and the Statement of Work, together with the Documentation related thereto. When reporting Errors and requesting Error correction, EarthLink shall specify the severity of impact of the reported Errors upon the functionality of the Deliverable and shall in each such case provide Documentation of a sufficient technical level so that the Error can be reproduced and verified by GoAmerica, and so that GoAmerica can estimate the time and resources required to resolve the Error. If GoAmerica releases to EarthLink a new version of a Deliverable, Maintenance Modification or an enhancement thereto, GoAmerica agrees that such release, Maintenance Modification or enhancement will not (i) require EarthLink to materially alter its operating systems software or hardware platform without prior written approval from EarthLink or (ii) break former versions of client software and/or other dependent systems.

     4.2 GoAmerica shall be obligated to perform the maintenance and Error correction functions for a period of [**] days from the date of Acceptance [**] to **] EarthLink. Thereafter, GoAmerica agrees to provide support and maintenance and Error correction as requested by EarthLink at the rates set forth on Exhibit D.

     4.3 At a mutually agreed upon time and location, GoAmerica shall provide EarthLink's staff with one technical training session no more often than every six (6) months with respect to a particular Statement of Work with respect to the Deliverables at no charge other than EarthLink's payment of or reimbursement for all reasonable travel and out-of-pocket expenses incurred by GoAmerica's staff in connection with the provision of such session. Thereafter, from time to time during the Term, at EarthLink's request, GoAmerica shall provide additional technical training with respect to the Deliverables at the fees identified in the relevant Statement of Work.

     4.4 Correction of errors shall be furnished by GoAmerica in the form and media reasonably selected by EarthLink including corrections in the form of Documentation and/or such correction as shall remedy such errors so that the Deliverable is functional substantially in accordance with its Specifications.

5. ESCROW

          a. EarthLink is hereby granted a present right of access to and possession of the Source Code for the GoAmerica Technical Elements subject to and under the terms and conditions set forth in this Section 5. On the Effective Date, GoAmerica will enter into an escrow agreement with DSI Technology Escrow Services (the "Escrow Agreement") in the form attached hereto as Exhibit B. The terms and conditions of such escrow agreement shall be consistent with the terms and conditions of this Agreement. Within one (1) business day following the Effective Date, GoAmerica shall deposit the Escrow Materials (as defined below)


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with the escrow agent. Upon subsequent Acceptance of the Deliverables to
EarthLink, in each instance, GoAmerica will immediately deposit with such escrow agent, the Escrow Materials. The parties shall share the escrow costs equally. For purposes herein, the "Escrow Materials" mean the entire computer source code, in human readable format, corresponding to the Deliverables (including any GoAmerica Technical Elements incorporated therein), including all updates and enhancements thereto, Documentation and all instructions sufficient to allow a skilled programmer to modify, maintain and compile the Source Code in order to allow EarthLink to use the Escrow Material for its use and enjoyment of the Deliverables. EarthLink shall be a beneficiary under the escrow agreement. In the event of any Release Conditions set forth in the Escrow Agreement, the Escrow Materials shall be released to EarthLink in accordance with the terms of the Escrow Agreement and any Source Code to the Deliverables or GoAmerica Technical Elements not in escrow shall be immediately delivered to EarthLink by GoAmerica.

          b. In addition to its other license rights hereunder, EarthLink also has a present irrevocable, perpetual, nonexclusive, worldwide, fully paid-up license to practice, operate, use, modify and create Derivative Works (as defined below) from the Source Code to the GoAmerica Technical Elements, which license may be enjoyed solely upon the occurrence of a Release Condition (as defined in the Escrow Agreement), for the sole purpose of creating, developing and maintaining the Deliverables (whether delivered by GoAmerica or not) and supporting its use of the Deliverables solely for and in the operations of EarthLink and for use by EarthLink's end users, in accordance with this Agreement; provided however, EarthLink may not use the Source Code to the GoAmerica Technical Elements for purposes of creating or offering (i) server software products that need to be installed at a customer's location, or (ii) hosted services that provide encryption, corporate email or documentation services for handheld wireless devices. "Derivative Work" has the meaning ascribed to it under the United States Copyright Law, Title 17 U.S.C. Sec. 101 et. seq., as the same may be amended from time to time. In the event of a Release Condition the escrow agent shall deliver the Escrow Materials to EarthLink upon notification by EarthLink of a Release Condition and escrow agent's confirmation thereof with GoAmerica. In addition, for the purpose of exercising the rights granted to EarthLink in this Agreement, and subject to the limitations and restrictions set forth herein EarthLink shall have the right to
(i) authorize its affiliates or (ii) retain third parties to perform any service, function, responsibility or task necessary for EarthLink or the EarthLink end users to have the benefit of the Deliverables in accordance with the terms of this Agreement.

          c. EarthLink agrees to restrict access to the Source Code to the GoAmerica Technical Elements to those employees of EarthLink, its affiliates and third parties acting on their behalf who are directly involved, subject to the restrictions set forth herein, with development, maintenance, operation or support of the Source Code for the GoAmerica Technical Elements and who are legally bound to maintain the proprietary and confidential nature of such materials under a written agreement.

6. PAYMENT

     6.1 Fees and Expenses. EarthLink shall pre-pay a payment of [**] Dollars ($[**]) (the "First Payment") to GoAmerica, on the date that GoAmerica delivers the Escrow Materials to the escrow agent in accordance with the Escrow Agreement, in consideration of the work to be


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performed by GoAmerica pursuant to applicable Statements of Work. Upon the completion of the Services or Deliverable to be performed in consideration for the First Payment, EarthLink agrees to purchase at least [**] Dollars ($[**]) of additional Services from GoAmerica payable upon Acceptance of the Deliverables or completion of Services in accordance with the applicable Statements of Work. Thereafter, EarthLink shall pay GoAmerica on a monthly basis, any other amounts due pursuant to the applicable Statement(s) of Work.

     6.2 Payment.

          a. EarthLink shall pay the Fees as described in each Statement of Work.

          b. Following GoAmerica's provision of all of the Services related to the prepayment described in Section 6.1, GoAmerica shall have the right to increase reasonably the fees specified in any Statement of Work at any time during the Term upon [**] days prior written notice to EarthLink if any Statement of Work extends substantially beyond the originally scheduled end date other than due to GoAmerica's failure to perform diligently.

          c. Except as otherwise provided herein, EarthLink shall pay to GoAmerica fees for any services ordered by EarthLink at the then-current rates. EarthLink shall also reimburse GoAmerica for reasonable out-of-pocket expenses incurred by GoAmerica in connection with providing such services provided such expenses have been pre-approved by EarthLink in writing. Except as provided otherwise in this Agreement, each party shall bear its own expenses and costs of performing under this Agreement.

          d. Amounts to be paid by EarthLink to GoAmerica shall be payable on the date or event specified in this Agreement or any Statement of Work, or if not specified, [**] days after date of invoice from GoAmerica.

          e. The fees listed in this Agreement do not include taxes. GoAmerica is responsible to any pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses granted under this Agreement. EarthLink is responsible to pay sales, use, property, value-added or other federal, state or local taxes on the sublicenses permitted to be granted by EarthLink hereunder. This section shall not apply to taxes based on either Party's income.

     6.3 Right to Offset. Either party (the "Offsetting Party") shall have the right to set off against payment due to the other party hereunder any amounts that the other party then owes to the Offsetting Party, including, without limitation, any amounts subject to an indemnifiable claim, whether arising out of this Agreement or any of the Related Agreements. Prior to exercising this right, the Offsetting Party, through a vice president or higher officer, shall first attempt, in good faith, to resolve the matter giving rise to setoff to the satisfaction of both parties with a vice president or higher officer of the other party, but is not obligated to do so for more than [**] business days after the offsetting Party notifies the other Party of its offset right.

7. THIRD PARTY MATERIALS/MARKS

          a. Neither Party shall incorporate any third party products, materials, or intellectual property into the Deliverables without first obtaining the other Party's prior written


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consent. If any such third party products, materials, or intellectual property are incorporated into the Deliverables, the responsible Party shall procure a license and the legal right to such third party products, materials, or intellectual property, as set forth in this Agreement.

          b. All GoAmerica Technical Elements and EarthLink Technical Elements incorporated into Deliverables shall be marked with GoAmerica's and EarthLink's respective copyright, trademark and confidentiality notice(s) as originally included therein, and any such additional other notices, proprietary legends or restrictions as GoAmerica or EarthLink may require. GoAmerica acknowledges EarthLink's full and exclusive ownership, right, title and interest in and to, EarthLink's trademarks, and GoAmerica agrees that it will not do anything inconsistent with such ownership. EarthLink acknowledges GoAmerica's full and exclusive ownership, right, title and interest in and to, GoAmerica's trademarks, and EarthLink agrees that it will not do anything inconsistent with such ownership.

          c. EarthLink will prepare its own sales materials. Except as allowed hereunder, the use of each Party's marks is subject to prior review and written approval by the owner of such marks.

8. CONFIDENTIALITY

     8.1 Definition. The term "Confidential Information" shall mean any and all information or proprietary materials (in every form and media) not generally known in the relevant trade or industry and which has been or is hereafter disclosed, or information designated as confidential at the time of disclosure, or summarized in writing as confidential promptly after disclosure or made available by either Party (the "disclosing Party") to the other (the "receiving Party") in connection with the efforts contemplated hereunder and which may reasonably be understood as confidential, including (i) all trade secrets, (ii) existing or contemplated products, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto, and (iii) information relating to business plans, sales or marketing methods and customer lists or requirements.

     8.2 Confidential Information. The receiving Party shall disclose the Disclosing Party's Confidential Information only to persons within the receiving Party (including its attorneys and auditors) having the need to know the Confidential Information for the purposes of this Agreement. The receiving Party shall treat Confidential Information as it does its own proprietary and confidential information of a similar nature, and, in any event, with not less than reasonable care. Upon the disclosing Party's written request, the receiving Party shall return or certify the destruction of all Confidential Information, and shall continue for three (3) years from the date of return or destruction of such information to hold such Confidential Information secret, provided that Confidential Information related to trade secrets shall remain confidential indefinitely.

     8.3 Exceptions. The obligations of either Party under this Section 8 will not apply to information that the receiving Party can demonstrate (i) was in its possession at the time of disclosure and without restriction as to confidentiality, (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no


                                     - 9 -
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breach of this Agreement or other wrongful act by the receiving Party, (iii) has been received from a third party without restriction on disclosure and without breach of this Agreement or other wrongful act by the receiving Party, (iv) is independently developed by the receiving Party without any reference to the Confidential Information of the Disclosing Party, or (v) is required to be disclosed by order of a court of competent jurisdiction or regulatory authority, provided that the receiving Party shall furnish prompt written notice of such required disclosure and reasonably cooperate with the disclosing Party, at the disclosing Party's cost and expense, in any effort made by the disclosing Party to seek a protective order or other appropriate protection of its Confidential Information.

     8.4 Injunctive Relief. Failure on the part of receiving Party to abide by this Section 8 shall cause disclosing Party irreparable harm for which damages, although available, will not be an adequate remedy at law. Accordingly, disclosing Party has the right to seek an injunction to prevent any further violations of this Section 8 and recover court costs and reasonable attorney fees incurred in its enforcement of this Section 8.

9. REPRESENTATIONS AND WARRANTIES

     9.1 Warranties For The Services. GoAmerica makes the following representations, warranties and covenants to EarthLink regarding the Services:

          a. Performance. GoAmerica shall perform Services in accordance with this Agreement and applicable Statement of Work in a timely and good and workmanlike manner using a level of care and skill that is consistent with customary industry standards.

          b. Non-Infringement. GoAmerica's performance of Services hereunder, nor any Deliverables, GoAmerica Technical Elements or third party materials provided by GoAmerica, nor either Party's authorized use thereof, shall violate or infringe upon any third party's intellectual property.

          c. Defects. For a period of ninety (90) days after the earlier of (i) delivery by GoAmerica or (ii) acceptance by EarthLink pursuant to Section 1.2 above, the Deliverables shall be free from defects in design, material and workmanship and from programming and other errors and shall substantially conform to the Specifications. GoAmerica shall repair the Deliverables in accordance with the Error Correction procedures set forth in Exhibit D.

10. INDEMNIFICATION

     10.1 Non Infringement. Each Party (the "Indemnifying Party") shall indemnify, defend and hold harmless the other Party (the "Indemnified Party") and its officers, directors, employees, affiliates and agents from and against all liability, damages, loss, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of or in connection with any act or omission of the Indemnifying Party as to any claim, suit, action or proceeding based upon or arising out of the alleged or actual infringement or misappropriation of the EarthLink Technical Elements or GoAmerica Technical Elements, Deliverables, or any other intellectual property provided by such Party hereunder; provided the Indemnifying Party shall not be liable under this provision to the extent such claim of infringement or misappropriation was caused by the unauthorized use of the Indemnifying Party's intellectual property and would


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not have occurred without such unauthorized use. Each Indemnifying Party shall further indemnify, defend and hold harmless the Indemnified Party and its officers, directors, employees and agents from and against all liability, damages, loss, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of or in connection with any claim, suit, action or proceeding based upon or arising out of the alleged or actual infringement or misappropriation with respect to its contribution to the Deliverables.

     10.2 Procedures. The Indemnified Party shall (i) notify the Indemnifying Party of any matters in respect of which the indemnity may apply and of which the Indemnified Party has knowledge; (ii) give the Indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the Indemnified Party shall not settle any such claim or action without the prior written consent of the Indemnified Party; and (iii) reasonably cooperate with the Indemnified Party, at its cost and expense in the defense or settlement thereof. The Indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice.

11. TERM AND TERMINATION

     11.1 Term. This Agreement shall commence on the Effective Date and shall continue in effect unless earlier terminated as described herein. Upon termination of this Agreement, GoAmerica shall immediately deliver to EarthLink any Deliverables, whether complete or not, and any related Documentation and EarthLink shall immediately remit payment for any fees owed to GoAmerica. Upon any termination of any Statement of Work GoAmerica shall immediately deliver to EarthLink any Deliverables covered by such Statement of Work, whether complete or not, and any related Documentation and EarthLink shall immediately remit payment for any fees owed to GoAmerica under such Statement of Work.

     11.2 Termination. Either Party shall have the right to terminate this Agreement, immediately in the event of (i) a material breach or default of any provision of this Agreement or any Statement of Work that provides for Critical Deliverables and the failure by the breaching Party to cure such breach within ten (10) days, or such other mutually agreed upon period, of receipt of written notice of same from the aggrieved Party; (ii) a Party files in any court pursuant to any statute, a petition in bankruptcy or insolvency and such petition is not dismissed within thirty (30) days after the filing thereof, or for reorganization in bankruptcy or for an arrangement for the appointment of a receiver or trustee of that Party or of its assets; (iii) a Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within thirty (30) days after the filing thereof; (iv) a Party proposes to be a Party to any dissolution; or (v) a Party makes an assignment for the benefit of creditors. In the event of an uncured material breach related to a Non-Critical Deliverable or payments related thereto and the failure by the breaching Party to cure such breach within thirty (30) days of receipt of written notice of same from the aggrieved Party, the non-breaching Party may terminate the applicable Statement of Work only. In addition, EarthLink shall have the right to terminate this Agreement (i) without cause for convenience upon one hundred eighty (180) days written notice and (ii) immediately upon written notice upon the termination of any of the Related Agreements. This Agreement shall terminate automatically and immediately upon
(i) the termination of the Acquisition Agreement or (ii) the occurrence of a Release Condition.

     11.3 Effects of Expiration or Termination. Upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except the rights and obligations under Sections 2, 3, 5, 6, 8, 10,
11.3 and 12 herein shall survive expiration or termination of the Agreement. Upon the termination of this Agreement, EarthLink shall pay any outstanding amounts owed to GoAmerica, subject to any offset as applicable, and GoAmerica shall (i) deliver all Deliverables to EarthLink, whether completed or not and
(ii) refund any amounts that were prepaid by EarthLink but not earned by GoAmerica hereunder. The termination of this Agreement by EarthLink without cause for convenience shall not give EarthLink the right to terminate the other Related Agreements or give rise to a Release Condition. The Parties agree that any termination of this Agreement due to (i) an uncured material breach of this Agreement or (ii) the termination of a Related Agreement due to an uncured material breach of such Related Agreement, shall be treated as a failure of GoAmerica's obligations under this Agreement for purposes of the Escrow Agreement.

12. GENERAL PROVISIONS

     12.1 Force Majeure. In the event that either Party is unable to perform any of its obligations under this Agreement or any applicable Statement of Work because of any event beyond the control of such Party including, but not limited to, natural disaster, acts of God, wars or acts of terrorism, actions or decrees of governmental bodies or failure of communications lines or networks (a "Force Majeure Event"), the Party who cannot perform its obligations shall promptly give written notice to the other Party and shall use its best commercially reasonable efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement and any applicable Statement of Work shall be immediately suspended for the duration of such Force Majeure Event.

     12.2 Notices. All notices or other communications hereunder shall be in writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or, if mailed, five days after mailing (one business day in the case of overnight courier) addressed to the intended recipient as set forth below:

     If to GoAmerica:  Aaron Dobrinsky
                       Chairman and CEO
                       GoAmerica, Inc.
                       433 Hackensack Avenue
                       Hackensack, NJ  07601
                       Fax:  201-527-1772

     with a copy to:   GoAmerica, Inc.
                       ATTN:  General Counsel
                       433 Hackensack Avenue
                       Hackensack, NJ  07601
                       Fax:  201-527-1081

     If to EarthLink:  Brent Cobb
                       Vice President
                       EarthLink, Inc.
                       1375 Peachtree Street
                       Atlanta, GA  30309
                       Fax:  404-287-4905

     with copies to:   EarthLink, Inc.
                       1375 Peachtree Street
                       Atlanta, GA 30309
                       Attn: Legal Department
                       Fax:  404-287-4905

                       Hunton & Williams
                       600 Peachtree Street, NE
                       Suite 4100
                       Atlanta, GA  30308
                       Attn:  W. Tinley Anderson, III
                       Fax:  404-888-4190

     12.3 Waiver. The waiver by any party of any of its rights or breaches of the other party under this Agreement in a particular instance shall not be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative and none shall operate as a limitation of any other remedy, right, undertaking or obligation thereof. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege.

     12.4 Severability of Provisions. In the event that any provision of this Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     12.5 Governing Law and Forum. The laws of Delaware shall govern this Agreement without giving effect to applicable conflict of laws provisions. The federal and state courts located in Atlanta, Georgia alone have jurisdiction over all disputes brought by GoAmerica arising out of or related to this Agreement. GoAmerica consents to the personal jurisdiction of such courts sitting in Georgia with respect to such matters, and waives GoAmerica's rights to removal or consent to removal. The federal and state courts located in Newark, New Jersey alone have jurisdiction over all disputes brought by EarthLink arising out of or related to this Agreement. EarthLink consents to the personal jurisdiction of such courts sitting in New Jersey with respect to such matters, and waives EarthLink's rights to removal or consent to removal. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, reasonable attorneys' fees and other reasonable expenses incurred by such prevailing party in such litigation.

     12.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of GoAmerica and EarthLink and each of their respective heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by GoAmerica without the prior written consent of EarthLink. This Agreement shall be assignable by EarthLink to any of its affiliates without the prior written consent of GoAmerica.

     12.7 Entire Agreement. This Agreement, the Exhibits, any Statement of Works attached hereto and each of the other Related Agreements, constitute the entire understanding and agreement with respect to the subject matter hereof and thereof, and supersede any and all prior understandings and agreements, whether oral or written, between the parties relating to the subject matter hereof and thereof, all of which are merged in this Agreement and the other Related Agreements. The Agreement shall not be revised, amended, or in any way modified except in writing executed by both parties.

     12.8 Bankruptcy. All rights and licenses granted hereunder or pursuant hereto are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of "intellectual property," as defined thereunder. Notwithstanding any provision contained herein to the contrary, if the licensor of such rights is under any proceeding under the United States Bankruptcy Code and the trustee in bankruptcy of such party, or such party, as a debtor in possession, rightfully elects to reject this Agreement, the licensed party may, pursuant to Sections 365(n)(1) and 365(n)(2) of the United States Bankruptcy Code, retain any and all of the rights licensed to it hereunder, to the maximum extent permitted by law.

     12.9 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

     12.10 Headings. Section headings contained in this Agreement and any attachments are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement or any Statement of Work for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions herein.

     12.11 Counterparts. This Agreement and any attachment may be executed in two counterparts, each of which shall be deemed to be an original, and both of which, when taken together, shall constitute one and the same instrument.

     12.12 Independent Contractors. The relationship of the Parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the Parties, nor shall either Party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

     12.13 Construction. The Parties have jointly participated in the negotiating and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation with respect to any provision hereof, this Agreement (and any applicable or relevant provision(s)) shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any one Party by virtue of the authorship of any of the provisions of this Agreement.

     12.14 Marks. Neither party shall use the other Party's trademarks, trade names, or trade dress (including in advertising) other than for purposes specifically authorized in writing by the other Party. Neither Party will represent directly or indirectly that any of their products, services or organizations are products, services, or organizations of the other Party or any of the other Party's affiliates, nor that any of their services are made in accordance with or utilize any information of the other Party or any of its affiliates. Neither Party shall claim any ownership interest or any other rights in any of the other Party's marks or logos and all benefits of use shall be for the benefit of the Party owning such marks or logos. Upon termination of this Agreement, any and all rights or privileges granted by one Party to the other Party to use any of its marks or logos shall immediately expire, and each Party shall immediately discontinue the use of the other Party's marks and logos except as may otherwise be agreed.

     12.15 Publicity. Neither party may issue a press release of any kind regarding the Parties relationship established hereunder with out the prior written approval of the other party. Notwithstanding the foregoing, each Party agrees to work with the other Party to prepare press releases to ensure that each Party is able meet any reporting requirements required by law.

     IN WITNESS WHEREOF, authorized officers of the Parties hereto have executed this Agreement as of the Effective Date.

                                        EarthLink, Inc.


                                        By: /s/Brent Cobb
                                            ------------------------------------
                                        Brent Cobb, Vice President



                                        GoAmerica, Inc.

                                        By:      /s/Aaron Dobrinsky
                                           -------------------------------------
                                        Name:    Aaron Dobrinsky
                                             -----------------------------------
                                        Title:     CEO
                                              ----------------------------------



                                        GoAmerica Communications Corporation


                                        By: /s/Aaron Dobrinsky
                                           -------------------------------------
                                        Name:  Aaron Dobrinsky
                                              ----------------------------------
                                        Title: CEO
                                              ----------------------------------

                                                                  EXECUTION COPY

                                    Exhibit A

                             Form Statement of Work

        STATEMENT OF WORK NO. ___TO THE TECHNOLOGY DEVELOPMENT AGREEMENT

       ------------------------------------------------------------------

This Statement of Work ___, dated as of __________ __, 2002 ("Statement of Work"), is issued pursuant to, and incorporates herein by reference, the Technology Development Agreement, dated as of September 25, 2002 ("Agreement"), by and between EarthLink and GoAmerica. Any term not otherwise defined herein shall have the meaning ascribed to it in the Agreement.

Deliverables:

Critical/Non-Critical: The Deliverables provided under this Statement of Work shall be considered [Critical/Non-Critical] under the Agreement.

GoAmerica Technical Elements:


EarthLink Technical Elements:

Subject at all times to the restrictions contained herein and in the Agreement, EarthLink hereby grants to GoAmerica a perpetual, worldwide, nonexclusive, fully paid-up, royalty free license to use, modify, and create derivative works from the following EarthLink Technical Elements solely as necessary for GoAmerica to support the Deliverables licensed to GoAmerica under the Agreement:

[List the EarthLink Technical Elements for which GoAmerica is receiving a license.]


GoAmerica shall not receive any rights to the following EarthLink Technical
Elements:

[List the EarthLink Technical Elements for which GoAmerica is not receiving license rights.]


Description of Services:


Delivery Schedule:

Acceptance Procedures for Non-Critical Deliverables:

Commencement Date:

Anticipated Completion Date for Deliverables:

Fees:

Third Party Materials To Be Incorporated Into the Deliverables:

Specifications:

EARTHLINK, INC.                         GOAMERICA, INC.

By:                                     By:
   ------------------------------           ---------------------------------

Name: Brent Cobb                        Name:
                                             ----------------------------------
Title: Vice President                   Title:
                                              -----------------------------

Date:_____________________________      Date:_____________________________

                                    Exhibit B

                                Escrow Agreement

                      [Filed as Exhibit C to Exhibit 10.4]

                                    Exhibit C

                                   Definitions

Documentation. "Documentation" means the functional and design specifications, the programmer and user manuals, programmer and user guides, instructions and other such programmer and end user operating Documentation (including on-line help files), each for a specified software program and in electronic/diskette and human readable/hard copy formats.

Enhancement. "Enhancement" to any GoAmerica Technical Element means a revision or modification thereto which is intended to improve such GoAmerica Technical Element's efficiency or to incorporate significant additional or alternative functionality. Enhancements are evidenced by a version number (e.g. "X.O") versus a point release (e.g. "O.X") in accordance with industry practices.

Enhancement Release. "Enhancement Release" means, with respect to any GoAmerica Technical Elements, a new version or release thereof in object code and Source Code versions which incorporates Enhancements not found in such GoAmerica Technical Elements' then-current version, together with any Maintenance Modifications associated therewith, with the Documentation related thereto (all in electronic/diskette and human readable/hard copy formats).

Error. "Error" means a programming error, logic error or "bug" within a Deliverable, GoAmerica Technical Element or Enhancement Release, or other defect in a Deliverable or GoAmerica Technical Element or Enhancement Release that causes it to operate incorrectly or otherwise not in conformity with the associated Documentation.

Error Correction. "Error Correction" with respect to a Deliverable, GoAmerica Technical Element or Enhancement Release means that it is made to conform to its Documentation, respectively, and that any reported Error is properly remedied.

Maintenance Services. "Maintenance Services" means those support and maintenance services described in Exhibit D.

Maintenance Modification. "Maintenance Modification" to an Enhancement Release means a revision or modification thereto which provides Error Correction or which otherwise remedies nonconformities of the Enhancement Releases from its associated Documentation, together with the Documentation related thereto.

Source Code. "Source Code" means the representation of a Deliverable (including, without limitation, any GoAmerica Technical Elements actually or contemplated to be incorporated therein or otherwise necessary for the creation or full use of the Deliverable) and an Enhancement Release in the form amenable to human understanding, as written in a higher level computer programming language, together with all comments included therein and other programmer documentation (including and such as flow charts, pseudocode or logic diagrams) therefor.

Updates. "Updates" means all general release bug fixes, updates, Maintenance Modifications, Enhancements and upgrades to the GoAmerica Technical Elements and Documentation however described or denominated, including compliance updates.

                                                                  EXECUTION COPY

                                    Exhibit D

                       Description of Maintenance Services

A. Software Maintenance, Severity and Error Correction. GoAmerica shall provide support and maintenance and correct Errors reported in writing by EarthLink within the Correction Period applicable to each severity level set forth below. GoAmerica shall be responsible for correcting such Errors by issuing either: (a) correction information, such as correction or corrected Documentation, if the Error is reasonably classified as an Error in the Documentation; (b) Maintenance Modifications, if the Error resides in the operation of the code of the Enhancement Release itself; or (c) if Maintenance Modifications are to be provided but are not readily available or will not be issued within ten (10) business days after receipt of the Error report, a temporary fix or work around, until appropriate Maintenance Modifications can be provided. GoAmerica shall prioritize its overall efforts according to the severity level of the Error stipulated by EarthLink. When reporting Errors and requesting Error Correction under this Section, EarthLink shall stipulate the severity level it has associated with the Error, using the following severity level guidelines, and shall in such case provide Documentation of a sufficient technical level so that the Error can be reproduced and verified by GoAmerica, and so that GoAmerica can estimate the time and resources required to resolve the Error. The response periods set forth in Severity Levels A through D below shall not be deemed to commence until GoAmerica is in receipt of the report of the Error from EarthLink and EarthLink demonstrates that the Error can be replicated by GoAmerica. The severity levels are:

          Severity Level A: Critical. The Error prevents or seriously impairs the performance of substantially all major functions of a Deliverable, GoAmerica Technical Element or Enhancement Release. "Correction Period" means a response to EarthLink acknowledging the Error and reporting the projected time of Error Correction within one (1) business day of receipt of the report from EarthLink and provide Error Correction within six (6) business days.

          Severity Level B: Severe Impact. The Error prevents or seriously impairs the performance of a major function of a Deliverable, GoAmerica Technical Element or Enhancement Release. "Correction Period" means a response to EarthLink acknowledging the Error and reporting the projected time of Error Correction within two (2) business days of receipt of the report from EarthLink and provide Error Correction within seven (7) business days.

          Severity Level C: Degraded Operation. The Error impairs the performance of a minor function of a Deliverable, GoAmerica Technical Element or Enhancement Release. "Correction Period" means a response to EarthLink acknowledging its Error and reporting the projected time of Error Correction within five (5) business days of receipt of the report from EarthLink and provide Error Correction within ten (10) business days.

          Severity Level D: Minor Impact. The Error is a minor problem such as a problem in a rarely used function, or a problem with an easy and effective workaround, or a cosmetic problem. "Correction Period" means a response to EarthLink acknowledging the Error and reporting the projected time of Error Correction within ten (10) business days of receipt of the report from EarthLink and provide a work around within thirty (30) business days and Error Correction in the next scheduled release.

B. Response Exceptions. In the event that any performance obligation of GoAmerica of an Enhancement Release set forth above is dependent upon an action, consent or approval of EarthLink and the performance of such obligation is delayed by such dependency, GoAmerica shall use and exert its commercially reasonable best efforts to remove such dependency or overcome such delay in order to meet such performance obligation within the time frames provided but in any event as soon as practical after such dependency is removed or delay is overcome. GoAmerica shall not be held liable under this Agreement or be considered in default under this Agreement for failure to comply with its performance obligations hereof if the condition described above occurs and GoAmerica complies with its obligations hereof.

C. Maintenance Fees. GoAmerica shall provide the Maintenance Services described herein free of charge for the first one (1) year period following the Effective Date. For the first year thereafter, GoAmerica shall provide the Maintenance Services in exchange for an annual maintenance fee of [**] Dollars ($[**]) (the "Maintenance Fee") Thereafter, the Parties shall mutually agree upon the annual Maintenance Fees provider however, annual Maintenance Fees described herein may increase by no more than [**] Percent ([**]%) annually.

D. Service Level Agreements. GoAmerica agrees to provide its products and services in accordance with mutually agreed upon Service Level Agreements which shall be attached hereto as Schedule I to Exhibit D.

E. As part of the Maintenance Services, GoAmerica shall provide to EarthLink, at a minimum, annual Updates to the Deliverables and GoAmerica Technical Elements, Error Corrections, Maintenance Modifications, improvements to existing features and the like. Updates shall include appropriate changes to the Documentation for the Deliverables and GoAmerica Technical Elements. Updates shall be governed by the licenses granted in this Agreement. As part of the Maintenance Fee, GoAmerica will provide to Earthlink all Updates at no additional charge. GoAmerica agrees that all Updates, specifically general release bug fixes, updates, Maintenance Modifications, Enhancements and upgrades to the Deliverables and GoAmerica Technical Elements, are included in the annual Maintenance Fee at no additional cost to Earthlink.

F. At a mutually agreed upon time and location, GoAmerica shall provide Earthlink's staff with one technical training session no more often than every six (6) months with respect to the Licensed Software at no charge other than Earthlink's payment of or reimbursement for all reasonable travel and out-of-pocket expenses incurred by GoAmerica's staff in connection with the provision of such session. Thereafter, from time to time during the Term, at Earthlink's request, GoAmerica shall provide additional technical training with respect to the Deliverables and GoAmerica Technical Elements as mutually agreed upon by the Parties. EarthLink shall pay GoAmerica [**] Dollars ($[**]) per day for any additional training requested by EarthLink.

G. Earthlink will provide certain support directly to end users that use the Deliverables and GoAmerica Technical Elements.. Earthlink will instruct End Users to contact Earthlink for all support matters. Earthlink will perform problem determination procedures, report the problem to GoAmerica and be responsible for providing remedies to end users. GoAmerica shall have no obligation to provide support directly to Earthlink's end users that utilize the Deliverables and GoAmerica Technical Elements.

H. In performing the Maintenance Services, GoAmerica will assign personnel with the required skills, training and experience to perform the duties, responsibilities and functions assigned to such personnel.

I. Correction of Errors shall be furnished by GoAmerica in the form and media reasonably selected by Earthlink including corrections in the form of Documentation and/or such correction as shall remedy such errors so that the Deliverables and GoAmerica Technical Elements are functional substantially in accordance with its Documentation.


                                     - 3 -